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                                                    (LOGO)
                                                    SNYDER OIL CORPORATION
                                                    777 Main Street, Suite 2500
                                                    Fort Worth, Texas  76102
                                                    817 / 338-4043


                                  May 3, 1994


Snyder Oil Corporation
777 Main Street, Suite 2500
Fort Worth, Texas  76102

     Re:  Registration Statement on Form S-3
          Registration No. 33-52807

Dear Sirs:

     As Vice President and General Counsel of Snyder Oil Corporation, a Delaware corporation (the "Company"), I have acted as counsel to the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (Registration No. 33-52807) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering by the Company of (i) up to an aggregate $115,000,000 face amount of Convertible Subordinated Notes Due 2001 (the "Notes") and (ii) an indeterminate number of shares of common stock of the Company, par value $.01 per share (the "Common Stock"), into which the Notes are convertible. Capitalized terms used and not defined herein have the meaning set forth in the prospectus (the "Prospectus") that is included as part of the Registration Statement.

     For purposes of this opinion, I have assumed that the final terms of the offering of the Notes will be duly authorized by the committee of the Company's Board of Directors established for such purpose, and that the Indenture will be executed and delivered and the Notes will be executed, authenticated and delivered, in the forms heretofor filed as exhibits to the Registration Statement, with such changes as are necessary to reflect the final terms of the Notes.

     In connection with the opinions expressed below, I have examined such documents, corporate records and other writings as I have deemed necessary to enable me to express the opinions set forth herein. In such examination I have assumed the genuineness of all original documents and the conformity to original documents of all copies submitted to me.

     Based upon the foregoing, it is my opinion that:

     1. Upon the due execution and delivery of the Indenture and the due execution, authentication and delivery of the Notes in accordance with the terms and in the manner described in the Registration Statement, the Notes will be validly issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws


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          affecting creditors' rights generally and by general equitable principles limiting the availability of specific enforcement.


     2. The shares of Common Stock initially issuable on conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and nonassessable.


     This opinion is limited to the substantive laws of the States of Texas and New York, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States. I express no opinion as to any matter other than as expressly set forth above, and no opinion or any other matter may be inferred herefrom. This opinion is given as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under the caption "Legal Opinions" in the Prospectus. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act.

                               Very truly yours,



                               Peter E. Lorenzen
                               Vice President
                               and General Counsel